Exhibit 99.1

Apigee Announces Record Revenue of $22.9 Million in its Second

Quarter; 35% year-over-year Growth in Q2 16 Total Revenue

•	Q2 Revenue and non-GAAP operating loss better than guidance ranges

•	Q2 Product Revenue of $19.7 million a 54% year-over-year increase

•	Q2 Gross Profit of $16.2 million, a 53% year-over-year increase

•	Accelerates guidance for positive operating cash flow, now expected by Q2 Fiscal 2017

San Jose, Calif. – February 29, 2016 – Apigee® (NASDAQ: APIC), developer of an intelligent API platform for digital business, today announced financial results for the second fiscal quarter ended January 31, 2016.

“We are pleased to deliver Q2 16 revenue above our guidance range,” said Chet Kapoor, Apigee CEO. “Companies across industry sectors are increasingly adopting an API-centric digital platform approach to deliver digital initiatives faster and at a lower cost, and Apigee delivers the scalable, reliable API platform to run them. During Q2, we performed well in the financial services and insurance vertical, where we added four Fortune 100 companies to our blue chip customer base. As a result of continued revenue growth and improved operational efficiency, we now believe that we will achieve our goal of becoming cash flow positive by Q2 fiscal 2017, three quarters earlier than our previous guidance.”

Second Quarter Fiscal 2016 Highlights:

For Q2 16, Apigee reported total revenue of $22.9 million, above the high end of its guidance range of $21.2 million to $22.2 million. Q2 16 total revenue was up 35% compared to $17.0 million in Q2 15. Apigee reported Q2 16 product revenue (defined as license revenue plus subscription and support revenue) of $19.7 million, up 54% from $12.8 million in Q2 15. Q2 16 gross billings were $25.7 million, up 13% from $22.8 million a year ago. Q2 16 product gross billings were $20.9 million, up 18% from $17.8 million a year ago.

Apigee reported Q2 16 GAAP gross margin of 70.9%, up from 62.5% in Q2 15, and non-GAAP gross margin of 72.5%, up from 64.1% a year ago. Apigee reported Q2 16 GAAP operating loss of $8.7 million, compared to $10.8 million a year ago. Q2 16 non-GAAP operating loss was $6.6 million, compared to $9.6 million in Q2 15. Q2 16 GAAP net loss per share was $0.31. Q2 16 non-GAAP net loss per share was $0.24, better than its guidance range of non-GAAP net loss per share of $0.33 to $0.36. Q2 16 operating cash flow was ($8.1) million, compared to ($11.9)

million a year ago. Total deferred revenue was $45.4 million at the end of Q2 16, up 37% from $33.2 million at the end of Q2 15. The balance of cash and cash equivalents at the end of Q2 16 was $74.0 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Update:

•	Apigee now has more than 260 customers, up more than 90 compared to the end of Q2 15. In Q2 16, we did expansion deals with more than 50 customers.

•	Our Q2 16 simple dollar-based renewal rate exceeded 90% for the third consecutive quarter.

•	In the quarter, Apigee added new customer relationships with four Fortune 100 financial services and insurance companies.

•	New and expansion customers in the quarter included AccuWeather, Allstate, Citrix, Crédit Mutuel Arkea, Infogroup, The Nielsen Company, Orange, Sage Payment Solutions, T-Mobile, and Verizon Enterprise Solutions.

•	Apigee announced in February that in conjunction with the Amazon Web Services (AWS) Lambda team, we have been developing software to simplify and accelerate exposure of AWS services on Apigee Edge. In addition, we published a new reference architecture designed to make it easier for developers to use Apigee Edge on AWS http://apigee.com/about/press-release/apigee-announces-new-reference-architecture-apigee-api-management-aws and jointly held a webinar on “Bringing API Management to AWS-Powered Backends http://apigee.com/about/blog/developer/bringing-api-management-aws-powered-backends.

•	Today, Apigee announced that it is supporting improved patient data interoperability across the Salesforce Health Cloud with Apigee Edge API management software and Apigee Health APIx. Apigee Health APIx is a software solution announced last October that assists healthcare providers in accelerating the development and delivery of digital services based on FHIR (Fast Healthcare Interoperability Resources) APIs, and helps securely connect data from systems of record to Salesforce Health Cloud. Apigee will join Salesforce at HIMSS for a special panel titled “The State of Interoperability in the Cloud,” featuring Aneesh Chopra, the former (and first) chief technology officer of the United States.

•	Apigee held a FinTech API Summit in February, with speakers from Forrester, First Data, Tradier, and Vantiv, as well as Apigee. With more than 140 attendees, the event was sold out and Apigee will host another edition of the Summit in April 2016. http://apigee.com/about/search/gss/fintech%20summit

•	Apigee announced a partnership with Tata Consultancy Services (TCS), a global leader in IT services, digital and business solutions, to help accelerate digital transformation for businesses globally.

•	New partners in the quarter included AIXTEX Corporation, Apcera, Capgemini Technology Services, Delphix, Fasconnect, Master Works, Mindtree, New Context Services, RCBJ Consulting, Seed Technology Solutions Information and ValueLabs Global.

Guidance:

As of February 29, 2016, Apigee is providing initial guidance for its third quarter fiscal 2016 and updating guidance for the fiscal year ending July 31, 2016.

Third Quarter Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $22.5 million to $23.5 million.

•	Non-GAAP operating loss is expected to be in the range of $7.5 million to $8.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.25 to $0.29 based on approximately 29.8 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $27.5 million to $29.5 million.

Full Year Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $89.0 million to $92.0 million.

•	Total license revenue is expected to be in the range of $28.5 million to $31.5 million.

•	Non-GAAP operating loss is expected to be in the range of $34.0 million to $36.0 million.

•	Non-GAAP net loss per share is expected to be in the range of $1.13 to $1.20 based on approximately 30.0 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $104.0 million to $110.0 million.

Conference Call Details:

•	What: Results of Apigee Corporation (APIC) second quarter fiscal year 2016 ended January 31, 2016.

•	When: Monday, February 29, 2016 at 2 pm PST (5 pm EST).

•	Dial in: To access the call in the United States, please dial (877) 407-4018, and for international callers please dial (201) 689-8471. Callers may provide confirmation number 13630233 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investors.apigee.com (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers please dial (858) 384-5517 and enter access code 13630233.

About Apigee

Apigee® (NASDAQ: APIC) provides an intelligent API platform for digital business. Many of the world’s largest organizations select Apigee to enable their digital business, including 30 percent of the Fortune 100, five of the top six Global 2000 retail companies, and five of the top 10 global telecommunications companies. Apigee customers include global enterprises such as Walgreens, Burberry, Morningstar, and First Data. Apigee is headquartered in San Jose, California and has over 400 employees worldwide.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Apigee’s anticipated growth, the momentum and trends in its business, markets and certain vertical markets, planned product developments, anticipated benefits from its relationships with TCS and AWS, its forecasted positive cash flow and its forecasted total revenue, license revenue, gross billings, non-GAAP operating loss and non-GAAP net loss per share for the fiscal third quarter and fiscal year 2016. Words such as “expect,” “will,” “believes,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to Apigee’s limited operating history; risks associated with its history of losses and its expectation of incurring losses for the foreseeable future; risks associated with the potential significant fluctuation of its future quarterly results and variances in its quarterly bookings, license revenue and operating cash flows; risks associated with revenue mix; risks associated with the effective management of its growth; risks associated with the role its strategic relationships with third parties plays in its growth; risks associated with market acceptance of its platform and Edge product; risks associated with Apigee’s experience in developing and introducing new products; risks associated with successfully implementing partnerships and strategic relationships; risks associated with Apigee’s ability to meet its customers’ needs for infrastructure capacity and the quality of its software, support and services; and risks associated with Apigee’s ability to obtain renewals from current customers.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect Apigee’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Apigee’s Annual Report on Form 10-Q filed with the SEC on December 8, 2015. Apigee’s SEC filings are available on the Investor Relations section of the Company’s website at http://investors.apigee.com and on the SEC’s website at www.sec.gov. Apigee disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Apigee provides the following non-GAAP financial measures in this release and in the earnings call referencing this press release: gross billings, product gross billings, non-GAAP license gross margin, non-GAAP subscription and support gross margin, non-GAAP professional services gross margin, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP items are key measures used by our management to understand and evaluate our operating performance and trends. In particular, because a number of these measures exclude certain non-cash expenses, they can provide useful measures for period-to-period comparisons of our business.

Apigee uses these non-GAAP financial measures internally in analyzing its operating results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Apigee believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as substitutes for, their most directly comparable financial measure prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate non-GAAP gross profit, non-GAAP gross margin, non-GAAP license gross margin, non-GAAP subscription and support gross margin, non-GAAP professional services gross margin, non-GAAP operating expenses, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation and (2) the amortization of intangible assets. For Q2 16, non-GAAP net loss per share is calculated as non-GAAP net loss divided by GAAP weighted average shares outstanding. For Q2 15, non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

We define gross billings as our total revenue plus the change in our deferred revenue in a period. We define product gross billings as our total product revenue (where product is defined as license, subscription and support) plus the change in our license, subscription and support deferred revenue in a period. Gross billings and product gross billings in any period consists of sales to new customers plus renewals and additional sales to existing customers. Our management uses gross billings and product gross billings as a performance measurement because we generally bill our customers at the time of sale of our solutions and recognize revenue either upon delivery or ratably over subsequent periods, and a portion of our revenue may be recognized over a period of more than 12 months. We believe that gross billings and product gross billings provide valuable insight into the sales of our solutions and the performance of our business.

With respect to Apigee’s outlook under “Third Quarter Fiscal 2016 Guidance” and “Full Year Fiscal 2016 Guidance” above, Apigee has not reconciled its expectations regarding non-GAAP loss from operations to GAAP loss from operations, nor reconciled non-GAAP net loss per share to GAAP net loss per share, because stock-based compensation expenses cannot be reasonably predicted and calculated. Accordingly, reconciliation is not available without unreasonable effort.

Investor Relations Contact:

Kevin Faulkner

kfaulkner@apigee.com

1-408-816-1658

Media Contact:

press@apigee.com

Apigee Corporation

Consolidated Balance Sheets

(in thousands)

	January 31,	July 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$74,027	$89,562
Accounts receivable, net	25,866	21,451
Prepaid expenses and other current assets	4,458	5,806

Total current assets	104,351	116,819

Property and equipment, net	2,516	3,144
Goodwill	14,744	14,744
Intangible assets, net	2,659	3,200
Other assets	775	799

Total assets	$125,045	$138,706

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,154	$2,015
Accrued expenses and other current liabilities	11,185	9,796
Deferred revenue, current portion	40,437	35,648
Term debt, current portion	2,087	2,079

Total current liabilities	54,863	49,538

Non-current liabilities
Deferred revenue, non-current	4,915	5,154
Deferred rent, non-current	1,301	1,550
Other liabilities, non-current	746	773
Term debt, non-current	741	1,787

Total non-current liabilities	7,703	9,264

Total liabilities	62,566	58,802

Commitments and contingencies
Stockholders’ equity
Common stock	30	29
Additional paid-in capital	280,742	276,099
Accumulated deficit	(218,293)	(196,224)

Total stockholders’ equity	62,479	79,904

Total liabilities and stockholders’ equity	$125,045	$138,706

Apigee Corporation

Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenue
License	$8,763	$5,106	$15,603	$9,522
Subscription and support	10,977	7,671	20,879	14,164
Professional services and other	3,149	4,231	6,952	8,929

Total revenue	22,889	17,008	43,434	32,615
Cost of revenue
License	129	128	257	257
Subscription and support	3,141	2,929	6,224	5,367
Professional services and other	3,396	3,324	6,649	7,044

Total cost of revenue	6,666	6,381	13,130	12,668

Gross profit	16,223	10,627	30,304	19,947
Operating expenses
Research and development	8,913	7,062	18,036	14,385
Sales and marketing	11,761	11,214	25,311	25,174
General and administrative	4,212	3,125	8,398	6,704

Total operating expenses	24,886	21,401	51,745	46,263

Loss from operations	(8,663)	(10,774)	(21,441)	(26,316)
Other income (expense), net	(227)	(183)	(421)	(290)

Loss before provision for income taxes	(8,890)	(10,957)	(21,862)	(26,606)
Provision for income taxes	128	92	207	203

Net loss and comprehensive loss	$(9,018)	$(11,049)	$(22,069)	$(26,809)

Net loss per share:
Basic and diluted	$(0.31)	$(2.73)	$(0.75)	$(6.69)

Weighted-average shares outstanding used in calculating net loss per share:
Basic and diluted	29,543	4,053	29,519	4,009

Apigee Corporation

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Cash flows from operating activities
Net loss	$(9,018)	$(11,049)	$(22,069)	$(26,809)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	604	591	1,207	1,212
Provision for doubtful accounts	57	14	57	18
Amortization of debt discount	8	20	15	26
Deferred income taxes	—	—	—	—
Stock-based compensation expense	1,786	850	3,268	1,447
Changes in operating assets and liabilities
Accounts receivable	(5,829)	(7,143)	(4,472)	(2,630)
Prepaid expenses and other assets	547	(1,235)	1,368	(357)
Accounts payable	374	122	(639)	(204)
Accrued expenses, other liabilities and deferred rent	545	56	1,114	520
Deferred revenue	2,821	5,825	4,550	5,503

Net cash used in operating activities	(8,105)	(11,949)	(15,601)	(21,274)

Cash flows from investing activities
Purchase of property and equipment	(58)	(317)	(108)	(350)

Net cash used in investing activities	(58)	(317)	(108)	(350)

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	–—	4,000	—	4,000
Repayments of debt obligations	(525)	(3,642)	(1,050)	(4,332)
Payment of deferred costs related to initial public offering	—	(1,077)	(152)	(1,077)
Proceeds from exercise of stock options, net of taxes paid	269	296	415	407
Proceeds from issuance of Employee Stock Purchase Plan shares	961	—	961	—

Net cash provided by (used in) financing activities	705	(423)	174	(1,002)

Net increase (decrease) in cash and cash equivalents	(7,458)	(12,689)	(15,535)	(22,626)

Cash and cash equivalents
Beginning of period	81,485	41,822	89,562	51,759

End of period	74,027	29,133	74,027	29,133

Apigee Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Gross billings
Total revenue	$22,889	$17,008	$43,434	$32,615
Total deferred revenue, end of period	45,352	33,193	45,352	33,193
Less: Total deferred revenue, beginning of period	(42,530)	(27,368)	(40,802)	(28,190)

Total change in deferred revenue	2,822	5,825	4,550	5,003

Gross billings	$25,711	$22,833	$47,984	$37,618

Product gross billings
License	$8,763	$5,106	$15,603	9,522
Subscription and support	10,977	7,671	20,879	14,164

Total product revenue	19,740	12,777	36,482	23,686
Total license, subscription and support deferred revenue, end of period	36,954	29,546	36,954	29,546
Less: Total license, subscription and support deferred revenue, beginning of period	(35,815)	(24,556)	(36,638)	(24,848)

Total change in license, subscription and support deferred revenue	1,139	4,990	316	4,698

Product gross billings	$20,879	$17,767	$36,798	$28,384

Non-GAAP gross margin
Gross margin	70.9%	62.5%	69.8%	61.2%
Add: Stock-based compensation expense	0.6%	0.3%	0.6%	0.3%
Add: Amortization of intangible assets	1.0%	1.3%	1.0%	1.4%

Non-GAAP gross margin	72.5%	64.1%	71.4%	62.9%

Non-GAAP license gross profit:
License gross profit	$8,634	$4,978	$15,346	$9,265
License gross margin	98.5%	97.5%	98.4%	97.3%
Add: Amortization of intangible assets	114	113	228	227

Non-GAAP license gross profit	$8,748	$5,091	$15,574	$9,492

Non-GAAP license gross margin	99.8%	99.7%	99.8%	99.7%

Non-GAAP subscription and support gross profit:
Subscription and support gross profit	$7,836	$4,742	$14,655	$8,797
Subscription and support gross margin	71.4%	61.8%	70.2%	62.1%
Add: Stock-based compensation expense	41	8	71	13
Add: Amortization of intangible assets	113	114	226	227

Non-GAAP subscription and support gross profit	$7,990	$4,864	$14,952	$9,037

Non-GAAP subscription and support gross margin	72.8%	63.4%	71.6%	63.8%

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Non-GAAP professional services and other gross profit:
Professional services and other gross profit	$(247)	$907	$303	$1,885
Professional services and other gross margin	(7.8)%	21.4%	4.4%	21.1%
Add: Stock-based compensation expense	101	48	196	91

Non-GAAP professional services and other gross profit	$(146)	$955	$499	$1,976

Non-GAAP professional services and other margin	(4.6)%	22.6%	7.2%	22.1%

Non-GAAP research and development expense:
GAAP research and development expense	$8,913	$7,062	$18,036	$14,385
Less: Stock-based compensation expense	(671)	(257)	(1,238)	(453)
Less: Amortization of intangible assets	(44)	(44)	(88)	(88)

Non-GAAP research and development expense	$8,198	$6,761	$16,710	$13,844

Non-GAAP sales and marketing expense:
GAAP sales and marketing expense	$11,761	$11,214	$25,311	$25,174
Less: Stock-based compensation expense	(463)	(188)	(799)	(319)
Less: Amortization of intangible assets	–	(20)	–	(58)

Non-GAAP sales and marketing expense	$11,298	$11,006	$24,512	$24,797

Non-GAAP general and administrative expense:
GAAP general and administrative expense	$4,212	$3,125	$8,398	$6,704
Less : Stock-based compensation expense	(510)	(349)	(964)	(571)

Non-GAAP general and administrative expense	$3,702	$2,776	$7,434	$6,133

Non-GAAP operating loss:
Operating loss	$(8,663)	$(10,774)	$(21,441)	$(26,316)
Add: Stock-based compensation expense	1,786	850	3,268	1,447
Add: Amortization of intangible assets	271	291	542	600

Non-GAAP operating loss	$(6,606)	$(9,633)	$(17,631)	$(24,269)

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Non-GAAP net loss:
Net loss	$(9,018)	$(11,049)	$(22,069)	$(26,809)
Add: Stock-based compensation expense	1,786	850	3,268	1,447
Add: Amortization of intangible assets	271	291	542	600

Non-GAAP net loss	$(6,961)	$(9,908)	$(18,259)	$(24,762)

Non-GAAP net loss per share:
GAAP net loss per share	$(0.31)	$(2.73)	$(0.75)	$(6.69)
Non-GAAP adjustments to net loss per share	0.07	0.28	0.13	0.51
Non-GAAP adjustment to weighted average shares used in calculating net loss per share	—	2.03	—	5.13

Non-GAAP net loss per share	$(0.24)	$(0.42)	$(0.62)	$(1.05)

Non-GAAP weighted average shares outstanding:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	29,543	4,053	29,519	4,009
Add: Conversion of preferred convertible stock	—	19,751	—	19,786

Non-GAAP weighted average shares outstanding	29,543	23,804	29,519	23,795